As filed with the Securities and Exchange Commission on March 17, 1998.
                                         Registration No. 333-_____________

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          -----------------------

                                 FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
          -------------------------------------------------------

                             PPT VISION, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)

          Minnesota                                 41-1413345
-------------------------------                  ----------------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                 Identification No.)

                          10321 West 70th Street
                       Eden Prairie, Minnesota 55344
           -----------------------------------------------------
           (Address of principal executive offices and zip code)


                             PPT VISION, INC.
                          1997 STOCK OPTION PLAN
                         (Full title of the Plan)
                         ------------------------
                                 Copy to:
           Joseph C. Christenson, President         Thomas G. Lovett, IV
           PPT  Vision, Inc.                        Lindquist & Vennum P.L.L.P.
           10321 West 70th Street                   4200 IDS Center
           Eden Prairie, Minnesota  55344           Minneapolis, MN 55402
           (612) 996-9500                           (612) 371-3270
           ----------------------------
           (Name, address and telephone
           number, including area code,
           of agent for service)

                      CALCULATION OF REGISTRATION FEE

                           Proposed      Proposed
 Title of                  Maximum       Maximum
Securities                  Amount       Offering     Aggregate       Amount of
  to be                     to be         Price       Offering      Registration
Registered                Registered     Per Share      Price            Fee
----------              --------------   ----------  --------------    -------
Common Stock,           500,000 shares   $ 8.50(1)   $4,250,000 (1)    $1,441
$.10 par value,
to be issued pursuant
to PPT Vision, Inc.
1997 Stock Option Plan

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing price of the Company's Common Stock on the Nasdaq National Market on March 10, 1998

                                  PART I

      Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                  PART II

Item 3.  Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

          (a) The Annual Report of the Company on Form 10-K for the fiscal year ended October 31, 1997.

          (b)   The description the Company's Common Stock as set
          forth   under  the  caption  "Capital  Stock"  in   the
          Company's  Registration  Statement  on  Form  S-2,   as
          amended (File No. 333-03755).

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

      Section 302A.521 of the Minnesota Statutes and Article 6 of the Company's Bylaws require, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the Company against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, reasonably believed that such conduct was in the best interests of the Company, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Exhibit
     4.1  PPT Vision, Inc. 1997 Stock Option Plan filed as Exhibit
          10.7 to the Company's Form 10-K for the year ended October 31, 1997
     5.1  Opinion of Lindquist & Vennum P.L.L.P.
     23.1 Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)
     23.2 Consent of Price Waterhouse, LLP
     24.1 Power of Attorney (included on signature page)

Item 9. Undertakings.

(a)  The Company hereby undertakes to:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on March 17, 1998.


                         PPT VISION, INC.

                         By   /s/ Thomas R. Northenscold
                              ---------------------------------------
                              Thomas R. Northenscold, Chief Financial
     Officer (Principal Accounting Officer)


                             POWER OF ATTORNEY

     The undersigned officers and directors of PPT Vision, Inc. hereby constitute and appoint Joseph C. Christenson and Tom Northenscold with power to act as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in- fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 17, 1998.

Signature

  /s/ Joseph C. Christenson
---------------------------
Joseph C. Christenson, President, and
and Director (Principal Executive Officer)

  /s/ Larry G. Paulson
----------------------
Larry G. Paulson, Vice President of Research and
Development, and Director

  /s/ Bruce C. Huber
------------------------
Bruce C. Huber, Director

  /s/ David Malmberg
------------------------
David Malmberg, Director

  /s/ Peter R. Peterson
---------------------------
Peter R. Peterson, Director

  /s/ Thomas R. Northenscold
---------------------------------------
Thomas R. Northenscold, Chief Financial
Officer (Principal Accounting Officer)


                                                                EXHIBIT 5.1




                             January 30, 1998
PPT Vision, Inc.
10321 West 70th Street
Eden Prairies, MN 55344

     Re: Opinion of Counsel as to Legality of 500,000 shares of Common Stock to be Registered under the Securities Act of 1933

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 500,000 shares of Common Stock, $.10 par value per share, of PPT Vision, Inc., (the "Company") offered to officers, directors and employees of the Company or its subsidiaries pursuant to the PPT Vision, Inc. 1997 Stock Option Plan (the "Plan").

     As general counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 500,000 shares of Common Stock to be offered to officers, directors and employees under the Plan will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

     The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

                              Very truly yours,

                              LINDQUIST & VENNUM P.L.L.P.

                               /s/ Lindquist & Vennum P.L.L.P.


                                                               EXHIBIT 23.2

                       INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, with respect to the PPT Vision 1997 Stock Option Plan of our report dated November 21, 1997 on the 1997 financial statements, appearing in the Annual Report on Form 10-K of PPT Vision, Inc. for the fiscal year ended October 31, 1997.



/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE, LLP
Minneapolis, Minnesota
March 13, 1998